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                                                                   EXHIBIT 99.4


                               CASH ELECTION FORM

         In accordance with the terms of the Agreement and Plan of Merger, dated as of March 24, 1999, as amended, by and among Interim Services Inc., Interim Merger Corporation, a wholly-owned subsidiary of Interim Services Inc., and Norrell Corporation, which provides for the merger of Norrell with and into Interim Merger Corporation, THE UNDERSIGNED, A SHAREHOLDER OF NORRELL CORPORATION, HEREBY ELECTS TO EXCHANGE THE FOLLOWING NUMBER OF NORRELL COMMON SHARES FOR CASH:

           Number of Shares _____________ (must be a multiple of 100)

Dated:  ____________



                                        ---------------------------------------
                                        (Print Name(s))


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                                        (Signature)


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                                        (Signature, if held jointly)

         IMPORTANT:

         Please mail or fax this election form for receipt by 5:00 p.m., eastern daylight time, on June 30, 1999 to the exchange agent at:

         First Union National Bank
         Corporate Trust Operations
         1525 West W.T. Harris Boulevard, 3C3
         Charlotte, North Carolina 28288-1153
         Fax: 1-704-590-7628

            If you are signing as an attorney, executor, administrator, trustee or guardian, please indicate your full title in this capacity. When shares are held by joint tenants, both holders should sign this election form. If you are a corporation, please indicate the full name of the corporation and have this election form signed by the corporation's president or other authorized officer. If you are a partnership, please indicate the full name of the partnership and have this election form signed by an authorized person.